LEASE EXPIRATION AMENDMENT

     THIS LEASE AMENDMENT, dated 13 November 96 by and between Centoff Realty Co.. Inc.. Delaware Corporation ("Landlord") with its principal office at 522 Fifth Avenue. New York. NY 10036, and AZIMUTH. INC.. a corporation organized and existing under the laws of the State of South Carolina, ("Tenant") with its principal office at 9229 University Blvd. Charleston. S.C. 29461

                                   WITNESSETH

     In consideration of$4,961.00 in hand paid by the Tenant to the Landlord. the receipt of which is hereby acknowledged. it is mutually agreed between Landlord and Tenant that the Lease dated 06 April 95 for space designated as 236 comprising approximately 1108 square feet, located at 100 Executive Center Drive is hereby amended to change the expiration date of the Term to be October 31, 1996.

     Any options to renew or extend the term and any automatic extensions of hereby canceled and are of no further force and effect.

     1. Security deposit in the amount of $414.00 to be forfeited to the Landlord.








     IN WITNESS WHEREOF. the Landlord and the Tenant have executed or caused to be executed this Amendment on the dates shown below their signatures to be effective as of the date set forth above.

Tenant:    AZIMUTH, INC.                   Landlord: Centoff  Realty Co.. Inc.
By
By: Koger Equity, Inc.  as Agent
  (SEAL)